As filed with the Securities and Exchange Commission on April 10, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VITESSE ENERGY, INC.
(Exact name of Registrant as Specified in Its Charter)
Delaware	88-3617511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
5619 DTC Parkway, Suite 700
Greenwood Village, Colorado 80111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James P. Henderson
Chief Financial Officer
5619 DTC Parkway, Suite 700
Greenwood Village, Colorado 80111
Tel: (720) 361-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Brenda Lenahan
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, New York 10036
Tel: (212) 237-0133

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated April 10, 2026
PROSPECTUS
Vitesse Energy, Inc.
Up to 1,935,698 Shares of Common Stock by the Selling Stockholder

This prospectus relates to up to 1,935,698 shares of the common stock, par value $0.01 per share, of Vitesse Energy, Inc. (“we,” “us,” “Vitesse” or the “Company”) held by the selling stockholder named herein that may be offered and sold from time to time in one or more offerings by the selling stockholder named herein or in any supplement to this prospectus. For more information relating to the selling stockholder, please read “Selling Stockholder.” This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholder.
Our registration of the securities covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of common stock. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution.”
We are registering the shares of common stock for resale by the selling stockholder pursuant to registration rights granted pursuant to that certain registration rights agreement, dated as of April 8, 2026, by and among the Company, Titan Exploration, LLC (“Titan”) and the other parties signatory thereto (the “Registration Rights Agreement”), in connection with the acquisition of certain non-operated assets in the Powder River Basin of Wyoming (the “Powder River Acquisition”) from Titan. See “Description of Common Stock — Registration Rights” for additional information.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VTS.” On April 8, 2026, the closing price of our common stock on the NYSE was $18.01 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 5 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder named herein may use this prospectus to offer and sell up to an aggregate of 1,935,698 shares of common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the selling stockholder. We may, to the extent required, provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
Neither we nor the selling stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholder takes responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
When we refer to “Vitesse,” “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Vitesse Energy, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.vitesse-vts.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website does not constitute incorporation by reference of the information contained at that site.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date of this prospectus and before the completion or termination of the offering under this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026;

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our Current Reports on Form 8-K filed with the SEC on each of March 13, 2026, March 26, 2026 and April 10, 2026; and

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the description of our common stock contained in our Registration Statement on Form 10, initially filed with the SEC on October 31, 2022, which was declared effective on January 6, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
James P Henderson
Chief Financial Officer
5619 DTC Parkway, Suite 700
Greenwood Village, Colorado 80111
Tel: (720) 361-2500
You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. All statements other than statements of historical facts included in this prospectus regarding Vitesse’s financial position, operating and financial performance, development pace and drilling inventory and duration, capital expenditure requirements, business strategy and ability to scale, dividend plans and practices, Vitesse’s stock repurchase program, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Powder River Acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the conflict in Ukraine, hostilities in the Middle East and the situation in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Part I, Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward-looking statements. Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

THE COMPANY
We are an independent energy company focused on returning capital to stockholders through owning interests, predominantly as a non-operator, in oil and natural gas wells. We primarily engage in the acquisition, development and production of non-operated oil and natural gas properties in the United States that are generally operated by leading oil companies and are primarily in the Williston Basin of North Dakota and Montana, and we have limited operations in the Williston Basin through the strategic business combination transaction whereby we acquired all of the issued and outstanding common shares of Lucero Energy Corp., which we closed on March 7, 2025 in an all-stock transaction. We also have non-operated properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin. Since our inception, we have built a strong and diversified asset base through a combination of property acquisitions, development activities and the implementation of proprietary platforms and processes utilizing our extensive data resources. We believe the location and concentration of our assets in some of North America’s leading unconventional oil and natural gas resource plays, along with our technical and data capabilities, provide us with acquisition and development opportunities that will result in significant long-term value.
We are focused on using our cash flow to provide returns of capital to stockholders and maintain or grow our oil and natural gas production by developing our extensive inventory of drilling and completion locations and acquiring both producing wells and new development opportunities, while maintaining a strong balance sheet.
Vitesse has historically created value by acquiring non-operated minority working and mineral interests in oil and natural gas properties, comprising producing wells, near-term development opportunities and undeveloped acreage, and partnering with premier operators with significant experience in developing and producing oil and natural gas in our core areas. Over the past twelve years, we have executed on our technical, data driven, and financially disciplined acquisition and development strategy to build our core position in the Williston Basin and Central Rockies and grow our oil and natural gas production. During that time, we have focused on limiting our downside by maintaining conservative acquisition guidelines, limiting our debt leverage and opportunistically hedging our production. As a result, we have been able to preserve value when many independent energy companies were forced into financial recapitalizations and restructurings when commodity prices collapsed in 2014, 2018 and 2020.
Our principal executive offices are located at 5619 DTC Parkway, Suite 700, Greenwood Village, Colorado 80111, and our telephone number is 720-361-2500.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus and (ii) contained in or incorporated by reference into any applicable prospectus supplement and any applicable free writing prospectus. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
The 1,935,698 shares of common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the shares of common stock to be offered and sold under this prospectus by the selling stockholder.
Pursuant to the Registration Rights Agreement, we are required to pay all offering fees and expenses in connection with the registration of the selling stockholder’s shares of common stock, and the reasonable fees and disbursements of one special legal counsel to represent all selling stockholders in an underwritten offering not to exceed $100,000 per underwritten offering, excluding certain expenses. We have agreed to indemnify the selling stockholder against certain liabilities under the Securities Act.

DESCRIPTION OF COMMON STOCK
The summary of general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation effective as of January 12, 2023 (our “Certificate of Incorporation”) and our Amended and Restated Bylaws effective as of January 13, 2023 (our “Bylaws,” and together with our Certificate of Incorporation, our “Charter Documents”), each of which is included as an exhibit to the our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Common Stock
Shares Authorized and Outstanding
We are authorized to issue up to 100,000,000 shares, of which 95,000,000 have been designated common stock, par value $0.01 per share. As of April 8, 2026, 41,712,424 shares of common stock were issued and outstanding. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.
Voting Rights
The holders of shares of common stock have the exclusive power to vote on all matters presented to our stockholders. Each holder of shares of common stock is entitled to one vote per share.
Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our stockholders are decided by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders. Election of directors at all meetings of the stockholders at which directors are to be elected will be elected by the vote of the majority of the votes cast with respect to such director’s election by the holders of shares entitled to vote thereon; provided, that in a contested election, directors will be elected by the vote of a plurality of votes cast by holders entitled to vote.
Dividend Rights
The holders of shares of common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by our board of directors (our “Board”).
Liquidation Rights
Upon any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the remaining assets of the Company to be distributed to the holders of the stock of the Company shall be distributed equally, on a per share basis, among the holders of the shares of common stock.
No Preemptive, Redemption or Convertible Rights
The holders of common stock shall have no preemptive rights to subscribe to any or all additional issues of common stock or any securities of the Company convertible into common stock. The common stock is not redeemable nor convertible.
Listing
The common stock is currently listed on the NYSE under the symbol “VTS.”
Anti-Takeover Provisions
Advance Notice Requirements for Director Nominations and Stockholder Proposals
Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary. Any such stockholder must be a stockholder of record at the time such notice is delivered to the corporate secretary, at the time of the record date of the annual meeting and at the time of the annual meeting, and must appear, or be represented by proxy, at the applicable annual meeting.
Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days, nor earlier than 150 days, prior to the first anniversary of the previous year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days before or 60 days after such anniversary date, such notice must be received no more than 190 days prior to such annual meeting nor less than the later of (i) 160 days prior to such annual meeting and (ii) ten days after the day on which the public announcement of the date of such annual meeting is first made by us.
Our Bylaws also specify detailed requirements as to the form and content of a stockholder’s notice (including disclosure with respect to such stockholder and the nominee or proposed business, as applicable) and, in the case of nominations of candidates for election as directors, require a completed D&O questionnaire and nominee agreement from each such nominee. Any stockholder seeking to nominate candidates for election as directors must further deliver to us certain certifications and representations, as well as reasonable evidence that such stockholder has complied with the requirements of Rule 14a-19(a)(3) of the Exchange Act not later than five business prior to the annual meeting. Such proposed nominee may be required by us to deliver to us certain representations and agreements. We may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting of stockholders, require such stockholder or any proposed nominee to deliver to the corporate secretary, within five business days of any such request, such other information as may reasonably be requested by us, including (i) such other information as may be reasonably required by our Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Company, and (B) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (ii) such other information that our Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
A stockholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for the annual meeting of stockholders and such update and supplement must be delivered to the corporate secretary not later than ten business days after the record date for the annual meeting of stockholders.
These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.
Special Meetings of Stockholders
Our Bylaws provide that a special meeting of stockholders may be called only by the chairperson, the chief executive officer or the affirmative vote of the majority of our Board.
Anti-Takeover Provision of the Delaware General Corporation Law
As a Delaware corporation, we are subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, unless (i) prior to such time the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least

66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.
Registration Rights
On April 8, 2026, we completed the Powder River Acquisition, pursuant to which we issued 1,935,698 shares of common stock to Titan as consideration. In connection with the Powder River Acquisition, we entered into the Registration Rights Agreement, whereby we, among other things, agreed to file with the SEC a shelf registration statement registering for resale the shares of common stock issued to Titan as consideration in connection with the closing of the Powder River Acquisition and to use our commercially reasonable efforts to maintain an effective resale shelf registration statement and granted piggyback registration rights in certain circumstances.
This registration statement is being filed pursuant to our obligations under the Registration Rights Agreement. In accordance with the terms of the Registration Rights Agreement, we have agreed to pay all fees and expenses with respect to the filing hereof, and the reasonable fees and disbursements of one special legal counsel to represent all selling stockholders in an underwritten offering not to exceed $100,000 per underwritten offering, excluding certain expenses.

SELLING STOCKHOLDER
This prospectus covers the offering for resale, from time to time, in one or more offerings, of up to 1,935,698 shares of common stock by the selling stockholder identified below. We issued these shares to the selling stockholder at closing of and as consideration for the Powder River Acquisition. The issuance of shares to the selling stockholder was exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. We are registering for resale such shares in accordance with the Registration Rights Agreement. We have no other relationship with the selling stockholder other than in connection with the Powder River Acquisition and the Registration Rights Agreement.
The percent of beneficial ownership for the selling stockholder is based on 41,712,424 shares of common stock outstanding as of April 8, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or dispositive power with respect to such securities. Except as otherwise indicated, the selling stockholder listed below has sole voting and dispositive power with respect to the shares of common stock beneficially owned by them.
The following table sets forth the number of shares of common stock being offered by the selling stockholder, including its donees, pledgees, transferees or other successors-in-interest. The following table also sets forth the number of shares of common stock known to us, based upon written representations by the selling stockholder, to be beneficially owned by the selling stockholder as of the date of this prospectus. The selling stockholder is not making any representation that any shares of common stock covered by this prospectus will be offered for sale. The selling stockholder may sell all, some or none of the shares of common stock covered by this prospectus and reserves the right to accept or reject, in whole or in part, any proposed sale of the shares of common stock. Please read “Plan of Distribution” for additional information.
Selling Stockholder	Number of Common Shares Owned Before Completion of the Offering	Number of Common Shares Offered Hereby	Number of Common Shares Owned After Completion of the Offering	Percentage of Common Shares Owned After Completion of the Offering
Titan Exploration, LLC(1)	1,935,698	1,935,698	—	—

(1)
The Selling Stockholder is owned by Kimmeridge Energy Exploration Fund IV, LP, Kimmeridge Energy Net Profits Interest Fund IV, LP and Kimmeridge Energy (Mimas) Fund IV Co-Invest, LP, each of which is a Delaware limited partnership (together, “the Kimmeridge Funds”). The general partner of the Kimmeridge Funds is KEMC Fund IV GP, LLC (the “Fund IV GP”). The Fund IV GP delegates investment discretion of the Kimmeridge Funds to Kimmeridge Energy Management Company, LLC, a registered investment adviser. The address of each of the persons or entities named in this footnote is 15 Little West 12th Street, 4th Floor, New York, New York 10014.

PLAN OF DISTRIBUTION
This prospectus includes the registration for resale of up to 1,935,698 shares of common stock by the selling stockholder. As of the date of this prospectus, the selling stockholder has advised us that it does not currently have any plan of distribution. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder named in the table included in the section above entitled “Selling Stockholder” and donees, pledgees, transferees or other successors-in-interest selling securities received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
The selling stockholder may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:
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on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

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in privately negotiated transactions;

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in underwritten transactions;

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in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

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in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

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through the distribution of the securities by the selling stockholder to its partners, members or stockholders;

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in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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“at the market” or through market makers or into an existing market for the securities; and

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any other method permitted pursuant to applicable law.

The selling stockholder may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.
The selling stockholder may also sell our securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•
the name of the selling stockholder (if other than as disclosed herein);

•
the number of securities being offered;

•
the terms of the offering;

•
the names of the participating underwriters, broker-dealers or agents;

•
any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•
the public offering price; and

•
other material terms of the offering.

In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell its securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as selling a stockholder.
The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of securities offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling stockholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS
The validity of the securities and certain other matters will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.
EXPERTS
The financial statements of Vitesse Energy Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from the reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuances and Distribution
The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred in connection with the registration and sale of the securities:
SEC Registration Fee	$4741.00
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent’s Fees and Expenses	*
Printing and Engraving Fees	*
Miscellaneous	*
Total	4741.00

*
Estimates not presently known.

Item 15.    Indemnification of Directors and Officers
Under our restated Certificate of Incorporation, and Bylaws (and in accordance with Section 145 of the DGCL), we will indemnify to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL.
Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (4) for any transaction from which the director derived an improper personal benefit.
Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.
All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Reference is made to the form of Underwriting Agreement, which will be included or incorporated by reference as an exhibit to this Registration Statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.

Item 16.    Exhibits
The following exhibits are filed as part of this registration statement:
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of Vitesse Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed January 17, 2023, File No. 001-41546).
3.2	Amended and Restated Bylaws of Vitesse Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed January 17, 2023, File No. 001-41546).
4.1	Registration Rights Agreement, dated as of April 8, 2026, by and among Vitesse Energy, Inc., Titan Exploration, LLC and the other parties thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed April 10, 2026, File No. 001-41546).
5.1**	Opinion of Vinson & Elkins L.L.P.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Cawley, Gillespie & Associates, Inc.
23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
107**	Filing Fee Table.

*
To be filed as an exhibit to a Current Report on Form 8-K and to be incorporated herein by reference or by a post-effective amendment to this registration statement.

**
Filed herewith.

Item 17.    Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on April 10, 2026.
Vitesse Energy, Inc.
By:
/s/ James P. Henderson

James P. Henderson
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Brian J. Cree and James P. Henderson, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.
Name	Title	Date
/s/ Brian J. Cree Brian J. Cree	President and Interim Chief Executive Officer (Principal Executive Officer)	April 10, 2026
/s/ James P. Henderson James P. Henderson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 10, 2026
/s/ Daniel J. O’Leary Daniel J. O’Leary	Chairman	April 10, 2026
/s/ Linda L. Adamany Linda Adamany	Director	April 10, 2026
/s/ Brian P. Friedman Brian P. Friedman	Director	April 10, 2026
/s/ Cathleen M. Osborn Cathleen M. Osborn	Director	April 10, 2026
/s/ Gary D. Reaves Gary D. Reaves	Director	April 10, 2026
/s/ Randy I. Stein Randy I. Stein	Director	April 10, 2026
/s/ Joseph S. Steinberg Joseph S. Steinberg	Director	April 10, 2026